                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[X]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       The May Department Store Company
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                May Company Independent Shareholders' Committee
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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         pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
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     was paid previously. Identify the previous filing by registration statement
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Notes:

May Company Independent Shareholders' Committee
2100 L Street, NW
Suite 210
Washington, DC  20037

Dear May Company Shareholder:

     We wish to make you aware that we are sponsoring two shareholder proposals that will be considered at the 1997 annual meeting of The May Department Stores Company. The first is an anti-poison pill proposal. It will be presented in the form of an amendment to the By-Laws which, if passed, will require recission of the Company's current poison pill rights plan and require shareholder approval before this type of anti-takeover device can be authorized in the future.

     Our second proposal asks the Board of Directors to strengthen the Company's sourcing policies and monitor its suppliers more closely. Over the past two years, the May Company has received merchandise which has been produced by suppliers tied to worker abuse and sweatshop scandals. Publicity surrounding these violations has had a negative impact on our Company's image. We believe the May Company's policies which require its contractors and vendors to operate legally are inadequate because they rely heavily on written representations by our Company's suppliers. We believe a system that includes closer monitoring of May Company contractors is prudent, and represents a "best practice" incorporated by other major retailers.

     To ensure success in the future, the May Company must receive a strong message from its shareholders at this time. We find the Company's corporate governance structures to be overprotective of management and out of step with many well-run corporations today. In the area of sourcing policy, the Company's program is often ineffective. Our Company needs to improve in both of these areas, for good business and ethical reasons, and to enhance shareholder value.

     We urge you to review the proxy materials carefully and to vote your shares at this year's Annual Meeting. Thank you for your consideration.

Sincerely,

May Company Independent Shareholders' Committee


Michael R. Zucker

                                                              PRELIMINARY COPIES


                May Company Independent Shareholders' Committee
                               2100 L Street, NW
                             Washington, DC  20037
                                   Suite 210
                                 (202) 785-5690

                                PROXY STATEMENT
                                       OF
                MAY COMPANY INDEPENDENT SHAREHOLDERS' COMMITTEE
                             IN CONNECTION WITH THE
                      1997 ANNUAL MEETING OF SHAREHOLDERS
                      OF THE MAY DEPARTMENT STORES COMPANY

                                                                  April __, 1997


     The May Company Independent Shareholders' Committee (the "Independent Shareholders' Committee") is furnishing this Proxy Statement in connection with the solicitation of proxies for use at the Annual Meeting (the "Annual Meeting") of Shareholders of The May Department Stores Company ("May Company" or the "Company") to be held on Friday, May 23, 1997 at the [Civic Center, St. Louis, Missouri at 11:00 a.m. C.S.T.] or at any adjournment thereof. Copies of this Proxy Statement and form of proxy are being mailed by the Independent Shareholders' Committee to shareholders on or about April __, 1997. The mailing address of the principal executive offices of the Company is 611 Olive Street, St. Louis, Missouri, 63101-1799.

     The Independent Shareholders' Committee will make the following two proposals at the Annual Meeting:

1. Requiring the elimination of the Company's "poison pill" rights plan through an amendment to the Company's By-Laws.

2. Strengthening the Company's Vendor Responsibility program through closer monitoring of vendors and contractors, and effectively communicating the Company's Vendor Standards of Conduct to employees producing merchandise for sale in May Company stores.

     The Independent Shareholders' Committee urges all shareholders to attend the meeting in person. If you are unable to attend in person and wish to have your shares voted, please sign and date the enclosed proxy and return it in the postpaid envelope as promptly as possible. By returning the enclosed proxy, shareholders will be able to vote on all matters described in Management's proxy statement, including the election of its nominees to the Board of Directors.

PLEASE SIGN, DATE AND RETURN TODAY THE ENCLOSED BLUE PROXY CARD TO:

                MAY COMPANY INDEPENDENT SHAREHOLDERS' COMMITTEE
                               2100 L STREET, NW
                                   SUITE 210
                             WASHINGTON, DC  20037
                                 (202) 785-5690

        RESOLUTIONS PROPOSED BY THE INDEPENDENT SHAREHOLDERS' COMMITTEE

    Independent Shareholders' Committee Proposal: Anti-Poison Pill By-Law
    ------------------------------------------------------------------------
                                   Amendment
                                   ---------
                       (Proposal #___ on the Proxy Card)

     We propose that the shareholders of the Company adopt the following resolution:

          "RESOLVED, that pursuant to Section 109 of the Delaware General Corporation Law and Article XIII of the Company's By-Laws, the shareowners of The May Department Stores Company (the "Company") hereby amend the Company's By-Laws to add the following article, such amendment to be effective immediately upon approval by holders of a majority of the outstanding shares of stock present, in person or by proxy, at the meeting of shareowners at which such resolution is proposed:

          The Company shall not adopt or maintain any rights plan or similar agreement, commonly referred to as a "poison pill," which is designed to impede, or has the effect of impeding, the acquisition of a block of stock in excess of a specified threshold and/or merger or other transaction between a significant shareowner and the Company, unless such plan or agreement has theretofore been approved by holders of a majority of the outstanding shares of stock at a general or special meeting of shareowners, and the Company shall redeem any such plan or agreement in effect as of the date of adoption of this Article of the By-Laws, including without limitation the Company's 1994 Rights Agreement. Anything to the contrary notwithstanding, this Article may not be amended, modified or repealed, except by holders of a majority of the outstanding shares of stock."

     This proposal, if passed, would require the Company to do the following:

          .  ELIMINATE THE POISON PILL CURRENTLY IN PLACE; AND

          .  OBTAIN SHAREHOLDER APPROVAL FOR ANY FUTURE POISON PILL.

The proposal is an amendment to the Company's By-Laws and, if passed, would be binding on the Company.


THE COMPANY'S POISON PILL RIGHTS PLAN IS A MANAGEMENT ENTRENCHING ANTI-TAKEOVER DEVICE.

     We believe poison pills are devices designed to entrench management because they deter takeover attempts and effectively prevent a change in control of the Company that does not have the approval of the Board of Directors. We do not believe a poison pill is the most effective or desirable tool for ensuring that all shareholders benefit from a potential change in control of the Company.

     The Company's Board of Directors first adopted a rights agreement, more commonly known as a poison pill, in 1986. Such rights agreement originally had a ten-year term; however, in 1994 the Company amended and extended such rights agreement through 2004. The amended and extended rights agreement is referred to herein as the "Rights Agreement." In both instances, the Board of Directors acted without seeking shareholder approval.

     Under the Rights Agreement, one right has been declared for each Common Share outstanding. Each right entitles shareholders to purchase, under certain conditions, one four-hundredth of a share of the Company's Junior Participating Preference Shares at a purchase price of $150. The rights will be exercisable if a person or group acquires beneficial ownership of 20% or more of the Company's outstanding Common Stock or has announced a tender offer upon consummation of which said person or group would own 20% or more of the Company's outstanding Common Stock. Rights held by the 20%-or-more holder will become void. The rights will expire on August 31, 2004, unless redeemed earlier by the Board of Directors. The Company may redeem the rights for $.01 per share subject to adjustment. For a more complete summary of the Rights Agreement, see the Company's Report on Form 8-K dated September 2, 1994, which is incorporated herein by reference.

POISON PILLS ARE UNPOPULAR WITH SHAREHOLDERS AND CAN NEGATIVELY AFFECT SHAREHOLDER VALUE.

     Poison pill rights plans such as our Company's are among the most unpopular corporate governance features with shareholders. Proposals to redeem or require shareholder approval of poison pills have won consistently high levels of support among shareholders in recent years. In 1996, anti-poison pill proposals received on average 53.4% shareholder support, according to a report dated February 21, 1997 issued by the Investor Responsibility Research Center. Shareholders owning a majority of the shares voted approved anti-poison pill resolutions at eight companies. At five of these companies -- Rowan Companies, Inc., Baker Hughes Incorporated, Fleming Companies, Inc., Rite Aid Corporation and Super Valu Inc. -- more than two-thirds of the shares voted were cast in favor of anti-pill resolutions.

     We believe poison pill plans such as our Company's have a negative effect on shareholder value. Numerous studies support our conclusion. A 1986 study by the Office of the Chief Economist of the Securities and Exchange Commission states that "the stock returns evidence suggests that the effect of poison pills to deter prospective hostile takeover bids outweighs the beneficial effects that might come from increased bargaining leverage of the target management." The Analysis Group, Inc. released a report in 1991 which concluded the adoption of poison pills had a significant negative effect on company stock price over time. Finally a 1991 study by Professor John Pound of Harvard and Lilli A. Gordon of The Gordon Group found a correlation between high corporate performance and the absence of poison pills.

THE MAY COMPANY'S CORPORATE GOVERNANCE PERFORMANCE IS POOR.

     Our Company has historically been a stable and profitable corporation. Surprisingly the Company's corporate governance practices limit shareholder control to an unusual extent. The May Company currently has a classified board of directors, does not have a confidential voting policy, does not allow cumulative voting, and the Board has authorized the Company's anti-takeover poison pill rights plan on two separate occasions without shareholder approval. We believe our Company's performance not only makes management-entrenching devices such as these unnecessary, but reflects a lack of accountability to shareholders that clashes with the Company's strengths in other areas. As a retailer that has for years been ahead of the curve strategically, our Company should also seek to be a leader in the area of corporate governance.

     Despite repeated majority votes on precatory, or voluntary, resolutions on poison pills, a number of companies have chosen to ignore the wishes of shareholders to eliminate or prevent the creation of these devices without shareholder approval. Proposals like the Independent Shareholders' Committee, which seek to eliminate and prevent poison pills by amending company by-laws, have been proposed at several companies over the last few years, including Fleming Companies, Inc., Wallace Computer Services, Harrah's Entertainment Inc., and Whitman Corporation. We believe a binding amendment to the By-Laws to immediately eliminate our Company's Poison Pill is the best way to increase Board accountability and shareholder value.

LEGAL ISSUES RELATING TO THE ANTI-POISON PILL PROPOSAL.

     An anti-poison pill proposal with nearly identical provisions to those of this resolution was found to be legally valid under Oklahoma Corporation Law in a ruling by the U.S. District Court for the Western District of Oklahoma earlier this year (IBTGF v. Fleming Companies, Inc., No.Civ-96-1650-A (1997)). The
          ---------------------------------
Court required Fleming to include in its proxy statement for its 1997 Annual Meeting a proposal to adopt a by-law requiring the Board of Directors to redeem the existing poison pill and to submit any successor poison pill to a shareholder vote.

     While the Fleming decision is not binding on the Delaware courts, and the Delaware courts have not, to our knowledge, considered the validity of this or any similar by-law, we believe the anti-poison pill by-law proposed by the Independent Shareholders' Committee is legally valid under Delaware General Corporation Law ("DGCL"). Section 109(a) of the DGCL gives stockholders the power to "adopt, amend or repeal by-laws." Section 109(b) of the DGCL states:
"The by-laws may contain any provision, not inconsistent with law or with the certificate of incorporation, relating to the business of the corporation, the conduct of its affairs, and its rights or powers or THE RIGHTS OR POWERS OF ITS STOCKHOLDERS, DIRECTORS, officers or employees" (emphasis added). Accordingly, we believe that Section 109 of the DGCL unambiguously grants stockholders the authority to adopt by-laws such as the one proposed.

     We also believe that the authority granted to directors in Section 141(a) is not exclusive. Section 141(a) states: "The business and affairs of every corporation organized under this chapter shall be managed by or under the direction of a board of directors, EXCEPT AS MAY BE OTHERWISE PROVIDED IN THIS CHAPTER or in its certificate of incorporation" (emphasis added). We believe
Section 141(a) does not invalidate the proposed anti-poison pill by-law because such a reading of this section wo uld make meaningless Section 109's broad grant of authority for stockholders to adopt by-laws relating to the powers of stockholders or directors.

     In our opinion the proposed anti-poison pill by-law is also consistent with Delaware case law regarding the fiduciary duties of boards of directors. We believe it is inherent in the Delaware scheme of corporate law that while the board is entitled to exercise its judgement in responding to a tender offer or other takeover bid, its judgement must be exercised within the framework of statutes, charter provisions and by-laws which in certain instances limit the actions that directors may take.

WE URGE YOU TO VOTE FOR THIS PROPOSAL.
                    ---

   Independent Shareholders' Committee Proposal: Strengthening May Company's
   -------------------------------------------------------------------------
                         Vendor Responsibility Program
                         -----------------------------
                       (Proposal #__ on the Proxy Card)

          We propose that the shareholders of the Company adopt the following resolution:

          "RESOLVED, that the shareholders of The May Department Stores Company (the "Company" or "May Company") hereby request that the Board of Directors review compliance with its "Vendor Standards of Conduct," and prepare a report at reasonable expense, which would be available to shareholders by November 1997. The report should describe the Company's current and future compliance efforts and plans. We further request that our Company add the following compliance related measures to its vendor policies:

          1. Establish independent monitoring mechanisms in conjunction with non-governmental organizations, including allowing direct access to employees who make Company products;

          2. Strengthen internal monitoring procedures; and

          3. Translate "Vendor Standards of Conduct" into the language of employees of Company suppliers and require suppliers to distribute these documents to employees."

THE MAY COMPANY'S VENDOR STANDARDS AND RETAILER RESPONSIBILITY HAVE BECOME VISIBLE PUBLIC ISSUES.

     On August 2, 1995, the issue of retailer responsibility for vendor conduct was thrust powerfully before the public eye when state and federal investigators raided a barbed wire-enclosed compound in El Monte, California. Inside they found sixty-six Thai immigrant workers who had been held against their will as virtual slave laborers, sewing clothes for as little as fifty cents per hour. Shortly thereafter, then-U.S. Secretary of Labor Robert Reich announced that six of the May Company's department store chains may have received apparel made in the El Monte factory. The freed workers later found garments they had sewn in the El Monte sweatshop on sale at May Company Stores in the Los Angeles area.

     Since these revelations, the use of suppliers who operate illegal sweatshop factories in the United States and abroad has become an issue of increasing importance to the American consumer. Last year's furor around the conditions of workers producing Wal-Mart's Kathy Lee Gifford line, and the Department of Labor's high-profile "No Sweat" campaign, have given these problems further
prominence.   Customers have responded by expressing their emphatic distaste for workplace abuses. A November 1996 Marymount University study reported that nearly 80% of shoppers would avoid a retailer who sold clothes made in sweatshops.

     The results of an investigation of contractors utilized by the May Company has convinced us that the Company must take immediate and dramatic steps to improve its sourcing practices and enforcement of its Vendor Standards of Conduct. Otherwise we believe the Company's business reputation and shareholder value will continue to be put at risk by unscrupulous suppliers and public scandals.

SWEATSHOPS AND THE MAY COMPANY'S PRIVATE LABEL MERCHANDISE PROGRAM -- A KEY CORPORATE ASSET AT RISK.

     The sale of apparel is the lifeblood of our Company's business. Traditionally, apparel has accounted for over three-quarters of all sales in the department store industry. Key to our Company's apparel program are its proprietary brands, or private labels, which play an important role in differentiating the May Company store chain's image to the buying public. May Company's private label apparel program also represents a sales powerhouse for our firm. Last year it accounted for over $1.8 billion in revenues and 15% of total sales. Over half of these sales were concentrated in just five private label lines -- three in men's apparel and two in womenswear.

     Our company has invested heavily in building one of the retail industry's strongest private label programs. It has an extensive merchandising and product development operation which employs over 500 personnel and operates overseas offices in ten different countries. Because this private label program enables our Company to perform many of the design, sourcing and marketing functions that would otherwise be performed by outside designers, it earns significantly higher margins than traditionally branded goods.  In general, mark-up on private
label   apparel is estimated to be 60% higher than on "outside brands."

     The May Company's private label program directly involves our Company in the garment manufacturing process, from the selection of factories to the monitoring of quality assurance. According to our Board, the Company "inspect(s) each factory and subcontractor factory of a supplier of the Company's private
label merchandise before an initial order is placed."   We believe that along
with this level of operational involvement comes a necessary responsibility to assure the fair treatment of the workers who make apparel bearing our Company's brands. Our directors claim to share this goal. They state that a purpose of our Company's sourcing policy is to ensure that

     "the merchandise sold in [the Company's] stores is manufactured in accordance with all applicable laws, including those relating to the rights and welfare of the workers producing the merchandise."

However, recent reports we have received of workplace abuses at May Company contractors have led us to believe that this responsibility is not being adequately met. This information was obtained through interviews and field investigations conducted in the United States and Honduras by the staff of UNITE, which is a member of the Independent Shareholders' Committee, and in Indonesia by local non-governmental organizations.

     Y.P.S. INTERNATIONAL, MANHATTAN: Workers at Y.P.S., a factory which produced women's jackets for the May Company's Amanda Smith and Lord and Taylor labels, claim that they were illegally denied back wages and overtime, and subjected to physical abuse and sexual harassment. Workers also reported that the company employed workers as young as 13 and 14 years old. In 1994, Y.P.S. was cited by the Department of Labor for $129,544 in wage and hour violations.

     PT SANDRAFINE AND PT YOTAH MEGAH, INDONESIA: Reports from these overseas factories, which have exported garments to May, revealed child labor, sub-minimum wages and strip-searches of workers. In addition, the PT Sandrafine factory has a widely-reported history of strikes, the latest occurring in April 1996, when workers protested the company's refusal to pay the minimum wage.

     PARAISO, HONDURAS: Workers at this factory, who have produced menswear under May's Claybrooke label have complained of being forced to work 15-hour days, and being exposed to life-threatening conditions. In September 1996, a female worker at the Paraiso factory filed a complaint with a leading human rights agency charging the plant's personnel manager with attempted rape.

     NORTON MCNAUGHTON, NEW YORK: The exclusive manufacturer of May's Pant-her line of women's clothing, Norton McNaughton is a major New York apparel firm with an extensive history of contracting work to factories which violate wage and hour laws. Our company is McNaughton's most important customer, accounting for 38% of sales in 1994.

     Workers employed at McNaughton contractors in Brooklyn report not only failure to pay legally-required overtime, but use of illegal homework networks as well. Since 1992 state and federal investigators have repeatedly linked Norton McNaughton to contractors who fail to pay overtime and minimum wage, yet our Company has continued to maintain its relationship with this vendor.

STRONGER MEASURES ARE NEEDED TO IMPROVE ENFORCEMENT OF MAY'S VENDOR STANDARDS.

     The May Company needs to take immediate and effective action to protect both its private labels and its stores from association with such abuses. Our directors agree that "strengthening [the Company's] existing policies and practices and enhancing its monitoring of compliance by its suppliers" is in the interest of shareholders.

However, our Company's current practices, which rely heavily on contractors' and vendors' written promises of ethical behavior, are clearly insufficient. May needs to adopt effective structures to monitor vendors' actual treatment of their workers. Our resolution proposes that three meaningful measures be taken to achieve these goals:

     . ESTABLISH MECHANISMS FOR INDEPENDENT MONITORING OF VENDORS BY NON-GOVERNMENTAL ORGANIZATIONS (NGO'S): We believe monitoring by local NGO's is more effective than the Company's current practice of commissioning one-time inspections by outside accounting firms which may lack continuing relationships with workers or familiarity with local labor standards .

     . STRENGTHEN INTERNAL MONITORING PROCEDURES: An October 1996 Department of Labor survey showed that monitoring contractors doubles their likelihood of compliance with wage and hour regulations. Regular monitoring of contractors is a major criteria for inclusion on the Department of Labor's "Trendsetter List" of firms taking effective steps to ensure their goods are not made in sweatshops. The May Company has been noticeably absent from this list since its inception in 1995.

     . TRANSLATE "VENDOR STANDARDS OF CONDUCT" INTO THE LANGUAGE OF EMPLOYEES OF COMPANY SUPPLIERS AND REQUIRE THAT VENDORS DISTRIBUTE THESE STANDARDS TO EMPLOYEES: Clearly a key element in enforcing the Company's standards is to ensure that the workers they are designed to protect understand their own employer's responsibilities. Noting that a 1995 survey of Central American and Asian apparel factories found that only 22 out of 70 plants visited had informed their workers of their customers' codes of conduct, the Department of Labor has recommended direct contact with employees to ensure that Codes are communicated and enforced.

     Over the years, the May Company has achieved its goals by maintaining the integrity of its name-plates and staying abreast of a changing retail environment. Unfortunately and uncharacteristically, it has failed to take the lead in shielding its image from being tarnished by implication in sweatshop abuses. Shareholders should support our resolution to encourage the Board of Directors to take strong action to address this threat to shareholder value and our Company's good name.

WE URGE YOU TO VOTE FOR THIS PROPOSAL
                    ---


                                 OTHER MATTERS

        In addition to soliciting proxies in connection with the proposals by the Independent Shareholders' Committee, the Company's directors are soliciting proxies in connection with the following proposals to be brought before the Annual Meeting: election of __ directors (Proposal __); ratification of the appointment of auditors (Proposal __); and a shareholder proposal to eliminate the Company's classified board and require that directors stand for election annually (Proposal __).

        The accompanying BLUE Annual Meeting proxy card will be voted at the Annual Meeting in accordance with your instructions on such card.

        THE INDEPENDENT SHAREHOLDERS' COMMITTEE URGES A VOTE FOR PROPOSAL[S] __ AND A VOTE AGAINST PROPOSAL[S] __.

                             Election of Directors
                             ---------------------
                       (Proposal # __ on the proxy card)

        You may vote FOR the election of each of the Company's Nominees as Directors or withhold authority to vote for the Company's Nominees by marking the proper box on the BLUE Annual Meeting proxy card. You may also withhold your vote from any one or more of the Nominees by writing the name of such nominee(s) in the space provided on the BLUE Annual Meeting proxy card. IF NO MARKING IS MADE, YOU WILL BE DEEMED TO HAVE GIVEN A DIRECTION TO VOTE THE SHARES REPRESENTED BY THE BLUE PROXY CARD FOR THE ELECTION OF ALL OF THE COMPANY'S NOMINEES PROVIDED THAT YOU HAVE SIGNED AND DATED THE PROXY CARD.

                           Ratification of Auditors
                           ------------------------
                       (Proposal # __ on the proxy card)

        This proposal seeks the ratification of __________________ as independent accountants for fiscal 1997.

PLEASE CAST YOUR VOTE FOR THIS RESOLUTION.
                      ---

                     Classified Board Shareholder Proposal
                     -------------------------------------
                       (Proposal # __ on the proxy card)


        The Independent Shareholders' Committee believes that May Company's classified Board is an anti-takeover device which neither adds shareholder value nor is needed to protect the interests of shareholders. We believe board accountability to shareholders is strengthened when all directors must stand for election annually. Studies indicate that classified boards and other anti-takeover devices have an adverse impact on shareholder value. In 1991 a study by Lilli Gordon of the Gordon Group and John Pound of Harvard University found that companies with restrictive corporate governance structures, including those with classified boards, are "significantly less likely to exhibit outstanding long-term performance relative to their industry peers."

PLEASE CAST YOUR VOTE FOR THIS RESOLUTION.
                      ---

[Add other items referred to in Management's 1997 proxy statement]

                                 VOTING RIGHTS

     The Company's Board of Directors has fixed the close of business on March XX as the record date for determining the shareholders of the Company entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. As of the record date (based on the Management's 1997 proxy statement), May Company had outstanding _________ shares of Common Stock. Each holder of record of outstanding shares of Common Stock on the record date is entitled to one vote for each share held on every matter submitted to the Annual Meeting. The presence of the holders of a majority of the outstanding shares of Common Stock, represented in person or by proxy and entitled to vote at the Annual Meeting, will constitute a quorum at the Annual Meeting. Directors are elected by a plurality of votes cast by holders of Common

Stock, who are present in person or represented by proxy and entitled to vote at the Annual Meeting. Adoption of the other matters proposed by the Company's Board, shareholders of the Company and the Independent Shareholders' Committee, respectively (together with the director elections, collectively, the "Annual Meeting Proposals"), will require the affirmative vote of a majority of the votes cast by holders of Common Stock who are present in person or represented by proxy and entitled to vote at the Annual Meeting[, except as otherwise provided in Management's 1997 proxy statement (incorporated herein by reference) in connection with...]. Shares for which proxies are marked "abstain" will be treated as shares present for purposes of determining the presence of a quorum on all matters. Proxies relating to "street name" shares that are voted by brokers on only some of the Annual Meeting Proposals will nevertheless be treated as present for purposes of determining the presence of a quorum on all matters, but will not be entitled to vote on any Annual Meeting Proposal as to which the broker does not have discretionary voting power and has not received instructions from the beneficial owner ("broker non-votes"). In tabulating the vote on the election of directors and the other matters being considered at the Annual Meeting, abstentions and broker non-votes will be disregarded, which will have the effect of reducing the total number of shares from which any required majority is calculated.

                               REVOCATION RIGHTS

     A shareholder who executes the enclosed proxy may revoke it at any time before it is exercised. An executed proxy may be revoked either by a later dated proxy with respect to the same matters, by giving notice of revocation to the Secretary of the Company, or by voting in person at the Meeting. Proper execution of the Independent Shareholders' Committee's enclosed proxy will revoke a previously executed proxy delivered to the Company. If the proxy is not revoked, it will be voted by those herein named as you direct on the proxy.

                      UNMARKED PROXIES AND OTHER BUSINESS

     If you sign and return to us your BLUE proxy, your shares will be voted in accordance with your instructions. If no instructions are given for any matter, your shares will be voted as follows: for each of Management's director nominees (Proposal # __); [against ______(Proposal # __);] and for each of the other Annual Meeting Proposals (Proposal # __ through XX), including the two resolutions proposed by the Independent Shareholders' Committee.

     Except as set forth above, the Independent Shareholders' Committee is not aware of any proposals to be brought before the Annual Meeting. Should any other proposal be brought before the Annual Meeting, the vote required for approval of such proposal would be as prescribed by the Company's charter or by-laws or by applicable law. Should other proposals be brought before the Annual Meeting, the persons named on the BLUE proxy will abstain from voting on such proposals unless such proposals adversely affect the interests of the Independent Shareholders' Committee as determined by the Independent Shareholders' Committee in its sole discretion, in which event such persons will vote on such proposals at their discretion.

                            SOLICITATION OF PROXIES

          The Independent Shareholders' Committee expects to solicit proxies through the mail, as well as by telephone and through personal interviews. The Independent Shareholders' Committee will also request brokers, custodians and other nominees to forward solicitation materials to the beneficial owners of Common Stock, and such persons will be reimbursed for their reasonable out-of-pocket expenses. Proxies may be solicited personally and by telephone by employees of the Union of Needletrades, Industrial and Textile Employees ("UNITE"), none of whom will receive additional compensation for such solicitation.

          The cost of the solicitation will be borne solely by the Independent Shareholders' Committee. While the exact cost of the solicitation is not at this time known, the Independent Shareholders' Committee do not expect it to exceed $25,000. Total expenditures to date, including printing and postage expenses, have been $5,000. Reimbursement for the cost of this solicitation will not be sought from the May Company.

        INFORMATION CONCERNING THE INDEPENDENT SHAREHOLDERS' COMMITTEE

          The May Company Independent Shareholders' Committee has been formed by UNITE for the purpose of this solicitation.

          The Southern Regional Joint Board of UNITE, as successor in interest to the Amalgamated Clothing and Textile Workers Union, is the beneficial owner of 37 shares of May Company Common Stock. Pension trusts (the "UNITE Pension Trusts") organized for the retirement benefit of members of UNITE, a labor organization headquartered in New York, New York, are the holders of approximately 38,320 shares of May Company Common Stock. UNITE represents approximately seventy-five May Company employees at three store locations.

          The following employees of UNITE may be deemed to be" participants" in this solicitation under Item 4 of Reg. 240.14a-101 of the Proxy Rules: Michael
R. Zucker, Director of Corporate and Financial Affairs at UNITE, at 2100 L Street, N.W., Washington, D.C. 20037; Marka Peterson, Associate Director of Corporate and Financial Affairs at UNITE, at 2100 L Street, N.W., Washington, D.C. 20037; and Benjamin Hensler, Field Director of Corporate and Financial Affairs at UNITE, at 2100 L Street, N.W., Washington, D.C. 20037.

              INFORMATION AND DOCUMENTS INCORPORATED BY REFERENCE

          We incorporate herein by reference the information relating to security ownership of management and certain beneficial owners contained in Management's May Company's 1997 proxy statement. Copies of such proxy statement and the 8-K incorporated herein by reference are available upon request by contacting the Independent Shareholders' Committee at the telephone number and address above. The May Company Independent Shareholders' Committee and UNITE assume no responsibility for the accuracy or completeness of any information contained herein which is based on, or incorporated by reference to, Management's Proxy Statement or May Company public filings.


                DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

          Proposals of shareholders intended to be presented at the next Annual Meeting must be received by The May Department Store Company, 611 Olive Street, St. Louis, Missouri 63101-1799 on or before December xx, 1997. The Independent Shareholders' Committee urges all qualified shareholders to submit their resolutions to management.


                                 MAY COMPANY INDEPENDENT
                                 SHAREHOLDERS' COMMITTEE

          PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED BLUE PROXY CARD PROMPTLY AND MAIL IT IN THE POSTAGE PRE-PAID ENVELOPE PROVIDED HEREWITH.


          If your shares are held in the name of a broker, bank or nominee, only it can sign a proxy card and only upon receipt of your specific instructions to do so. Accordingly, please contact the person responsible for your account and give him or her appropriate instructions to execute the blue proxy card.


        IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE IN VOTING YOUR SHARES, PLEASE CALL (202) 785-5690.

                      THE MAY COMPANY DEPARTMENT STORES


                      1997 ANNUAL MEETING OF SHAREHOLDERS

                          THIS PROXY IS SOLICITED BY

                MAY COMPANY INDEPENDENT SHAREHOLDERS' COMMITTEE


        The undersigned shareholder of The May Department Stores Company hereby appoints each of Michael R. Zucker, Marka Peterson, and Benjamin Hensler, and each of them with full power of substitution, for and in the name of the undersigned, to represent and to vote, as designated below, all shares of Common Stock and ________________________ of The May Department Stores Company that the undersigned is entitled to vote if personally present at the 1997 Annual Meeting of Shareholders of The May Department Stores Company, to be held on May 23, 1997 at __________, and at any adjournment, postponement or rescheduling thereof. The undersigned hereby revokes any previous proxies with respect to the matters covered by this Proxy.


        MAY COMPANY INDEPENDENT SHAREHOLDERS' COMMITTEE RECOMMENDS A VOTE FOR EACH OF ITEMS ____ SET FORTH BELOW.



              (Please mark with an "X" in the appropriate boxes)

        [ORDER TO BE ADJUSTED AND NUMBERING TO BE ADDED CONSISTENT WITH
                           MANAGEMENT'S PROXY CARD.]



__.    ELECTION OF DIRECTORS:  Election of _____________________________________

[ ]      FOR all nominees ex-                    [ ]    WITHHOLD AUTHORITY
         cept as marked below                           for all nominees


(INSTRUCTION: To withhold authority to vote for one or more nominees, mark FOR above and print the name(s) of the person(s) with respect to whom you wish to withhold authority in the space provided below.)



___.    Approval of proposal to approve ________ as Independent Auditors.


                    For              Against            Abstain


                    [ ]                [ ]                [ ]

___.     Approval of proposal to declassify the Board of Directors.



                    For              Against            Abstain


                    [ ]                [ ]                [ ]

___. Approval of proposal to require elimination of the poison pill through an amendment to the Company's By-Laws.




                    For              Against            Abstain

                    []                    []                    []


Approval of the proposal to urge the Board of Directors to strengthen the Company's Vendor Standards of Conduct.




                   For                  Against               Abstain


                    []                    []                    []


IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURMENT THEREOF.





                                                 (continued on the reverse side)

   If no marking is made, this PROXY will be voted FOR all of the nominees listed above, FOR the proposal to approve ________ as Independent Auditors, FOR the proposal to declassify the Board of Directors, FOR the anti-poison pill by-law proposal, and FOR the proposal to urge the Board of Directors to strengthen the Company's Vendor Responsibility Program.

            Please date and sign this proxy exactly as your name appears hereon:






            Dated:   __________________________, 1997




           (Signature)





           (Signature, if held jointly)




           (Title)





           When shares are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, trustee, guardian,

           corporate officer or partner, please give full title as such. If a